NEWS RELEASE
1495 Steiger Lake Lane
Victoria, Minnesota 55386
952-443-2500
For Immediate Release
CONTACTS:
           Mark B. Thomas, CEO
HEI, Inc. Initiates Delisting and Deregistration of Its Shares on NASDAQ
MINNEAPOLIS, MINNESOTA, December 7, 2007 — HEI, Inc. (NASDAQ: HEII — www.heii.com) announced today that it has voluntarily initiated the process of delisting its common stock from NASDAQ Capital Market and withdrawing its common stock from registration. The Company provided notice to the exchange on December 6, 2007 of its intent to withdraw its common stock from listing and registration on NASDAQ Capital Market, and anticipates that the last day of trading on the NASDAQ Capital Market will be Friday, December 14, 2007.
The Company plans to file a Form 25 with the Securities and Exchange Commission on December 17, 2007 to provide notice of its intention to withdraw its common stock from listing and registration under Section 12(d) of the Securities Act of 1933, as amended. The Company expects that the delisting will be effective 10 days after filing and the withdrawal of registration effective 90 days after filing. As a result of this filing, HEI’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, will be suspended on the effective date of delisting.
The Company believes that while the liquidity for its common stock may be reduced, the administrative and other economies and savings associated with delisting and deregistration are in the best interest of its shareholders. In addition, the Company believes that it would not be able to maintain NASDAQ listing for a number of reasons.
As a result of delisting and deregistration, the Company’s securities will no longer be eligible for quotation on NASDAQ; however, the Company’s securities may be eligible for quotation on the Pink Sheets (www.pinksheets.com) by broker-dealers. There can be no assurance, however, that any broker-dealer will make a market in the Company’s common stock which would be required for Pink Sheet trading.

HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged for the medical equipment and medical device, hearing, communications, and industrial markets. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

Headquarters & Microelectronics Division	PO Box 5000, 1495 Steiger Lake Lane, Victoria, MN 55386
-Advanced Medical Division	4801 North 63rd Street, Boulder, CO 80301
-High Density Interconnect Division	610 South Rockford Drive, Tempe, AZ 85281
FORWARD LOOKING INFORMATION
Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” and similar words. Statements contained in this press release, including the implementation of business strategies, growth of specific markets, improved results and the estimated HEI revenue, cash flow and profits, expected cost savings from deregistering, are forward looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI’s suppliers, our ability to satisfy financial or other obligations or covenants set forth in our financing agreements, adverse competitive developments, change in or cancellation of customer requirements, collection of receivables and outstanding debt, HEI’s ability to control fixed and variable operating expenses, and other risks detailed from time to time in HEI’s SEC filings. We undertake no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results. See the risk factor section in annual report on Form 10K for year ended September 1, 2007.